Exhibit 10.02
                              SALES AGREEMENT

                               by and between

                          The Quantum Group, Inc.
                             Tustin, California

                                    and

                   Fonds Concept GmbH. + Co. Recycling KG
                                  Germany

                                    for

                 Supply and Installation of Tire Recycling
                    and Product Manufacturing Equipment

                                     in

                             Atzendorf, Germany

                             December 11, 1998
                              Sales Agreement
                          The Quantum Group, Inc.


     This Agreement is made and entered into this day of December 11, 1998 by and between The Quantum Group, Inc., a Nevada corporation ("Seller") and FONDS CONCEPT GMBH. + CO. RECYCLING KG ("Buyer"). Seller has agreed to sell, and Buyer has agreed to purchase, PressMaster 200 press machine and other equipment, as per EXHIBIT A under the terms and conditions set forth below. Accordingly the parties, intending to be legally bound thereby, agree as follows:

     1. IDENTIFICATION OF PRESSMASTER. The equipment to which this Agreement relates is a Eurectec PressMaster Press, Model No.200, for product manufacture together with additional equipment: AS PER ATTACHED LIST EXHIBIT A. (collectively the "PressMaster and other equipment to schedule"). Unless otherwise specified herein, Seller will have manufactured the PressMaster/ancillary equipment for the express purpose of fulfilling this Agreement.

     2. AGREEMENT TO PURCHASE. a) Buyer agrees to purchase form Seller PHASE ONE equipment package, and Seller agrees to sell to Buyer, the PressMaster 200 including additional equipment for the total Purchase Price of DM 6,132, 094 PER EXHIBIT A.

               b) PAYMENTS. Payment of 30% is due and payable at time of signing this agreement with the balance due at time of shipment of the equipment with presentation of clean "on-board" bills of lading at sight duly legalized (partial payments allowed) and is to be wire transferred to the following account details: Beneficiary: The Quantum Group, Inc. Account # 023 758 644 ABA Route # 1220 16066 City National Bank, 4685 MacArthur Court, Newport Beach, CA 92660, USA.

The prices do not include any taxes applicable in the United States.

Total purchase price quoted INCLUDES: freight and insurance of a common carrier chosen by Seller, and equipment installation, but excludes extraordinary shipping services that may be required by Buyer and cost of installation.

Taxes which the Seller must pay or collect with respect to the sale of the PressMaster equipment (other than income taxes) shall be added to the total purchase price and shall be payable by Buyer upon delivery of the PressMaster and other equipment.

Buyer bears the risk of loss for the PressMaster and other equipment after delivery, in accordance with Buyer's instructions.

     3.   DELIVERY DATE.

C3000: C3000 granulator to be delivered and installed by 12/21/1998.

                              Sales Agreement
                          The Quantum Group, Inc.

MICROMAT GRIZZLY : The Micromat Grizzly equipment package, 1 # Pressmaster and 1 # Flockmaster, can be delivered and installed in April 1999.

PRESS & FLOCMASTER : 3 # Pressmaster and 2 # Flockmaster machines can be delivered and installed October 1999.

In the event of loss during shipment, actual delivery shall be delayed a reasonable time to allow Seller to collect insurance and effect repairs or replacement.

     4.   OBLIGATIONS OF SELLER.

Seller agrees to make available to Buyer via telephone, or in person at Buyer's premises (at Buyer Option), such of Seller's personnel as Buyer reasonably deems necessary for the purpose of instructing and training Buyer's employees in the operation and maintenance of the PressMaster in connection with the uses proposed to be made by Buyer of the PressMaster, provide that such instruction and training is performed during initial installation of the PressMaster.

Unless otherwise agreed in writing, Seller shall pay transportation and lodging costs for Seller's personnel required to travel to Buyer's location and Seller shall bear all other costs of providing such services.

     5. BUYERS' INSTALLATION OBLIGATIONS. Buyer shall be responsible to obtain all necessary inspections, licenses and permits for this installation and operation of the PressMaster presses. Buyer acknowledges that the total purchase price for the PressMaster 200 and other equipment does not include any power hook-ups pads or floor reinforcements required in Buyer's facility prior to installation.

Buyer shall reimburse Seller for any additional costs of Seller's training and installation personnel occasioned by Buyer's failure to properly prepare the installation site.

WARRANTY. Seller makes on warranty. Seller hereby passes to Buyer the manufactures warranty. Manufacturer to guarantee the equipment supplied for a period of twelve (12) months, not exceeding 18 months from shipment date. The guarantee does not cover electrical equipment for which the manufacturer will pass on the appropriate guarantee from each sub-vendor supplier. The guarantee does not cover consumable parts. Parts or components found defective during the guarantee period will be replaced or repaired depending on the vendors choice. The guarantee period will commence with the installation of the equipment. Damages caused by the modifications brought about by the buyer and not conforming to the specifications, or which have been previously approved in writing by the Vendor, are not covered by the guarantee. Damages caused to the equipment by using spare parts purchased by the Buyer and without the vendor's approval, or due to modifications purchase in contrast with specifications, are not covered by this guarantee. The guarantee does not cover damages caused by the introduction of dangerous materials, such as but not limited to, screws bolts, or material other than that designed for which the equipment has been specifically designed.

                              Sales Agreement
                          The Quantum Group, Inc.


     Any use of the PressMaster equipment other than as stated in Seller's maintenance manuals supplied with the Press shall constitute abuse. The nominal cycle time of the PressMaster is between 5 and 15 minutes depending upon the thickness and density of the products being manufactured. If we consider the machine is idle for maintenance and other different factors, the effective capacity of the PressMaster must be calculated at APPROX. 80% of the nominal capacity.

     In the event of any defects covered by this warranty, Seller will remedy such defects by repairing or replacing any parts found to be defective.

     This warranty is limited to parts and labor only and does not include any labor other than the removal and replacement of any defective parts. This shall be the exclusive remedy for all claims whether based on contracts, negligence, or strict liability, Seller or vendor shall not, in any event, be liable for any loss of the use of any equipment or incidental or consequential damages or commercial loss.

     The Warranties set forth in this Agreement are exclusive and in lieu of all other warranties expressed or implied including without limitation any warranty of merchantability or fitness for a particular purpose.

     Seller shall not be liable to Buyer for any delay or failure in performance caused by acts beyond Seller's control, including without limitation, acts of God, war, vandalism, sabotage, accidents, fires, floods, strikes, labor disputes, mechanical breakdown, shortages or delays in obtaining suitable parts or equipment, material, labor, or transportation, acts of subcontractors, interruption of utility services, acts of any unit of government or governmental agency, or any similar or dissimilar cause.

     The maximum liability, if any, of the Seller for all direct damages, including without limitation contract damages and damages for injuries to persons or property, whether arising form Seller's breach of this Agreement, breach of Warranty, negligence, strict liability, or other tor with respect to the goods, or any services in connection with the goods, is limited to an amount not to exceed the price of the particular goods. In no event shall Seller be liable to Buyer for any incidental, consequential, or special damages, including without limitation lost revenues and profits, even if it has been advised of the possibility of such damages. The right to recover damages within the limitations specified is the Buyer's exclusive alternative remedy in the event that any other contractual remedy fails of it's essential purpose.

     7. SPECIFICATIONS -- ENGINEERING CHANGES. Specifications contained in Seller's quotations or brochures and illustrations were in effect at the time of the quotation or of printing of brochures and illustrations.
Seller reserves the right to make design or specification changes without notice; provided that any such change shall not materially reduce the production capacity of the PressMaster. Unless incorporated herein by specific reference, such specifications do not form a part of this Agreement.

                              Sales Agreement
                          The Quantum Group, Inc.

     8. DEFAULT -- REMEDIES. In the event of the failure by Seller to fulfill any material term or condition of this Agreement prior to the Seller's notice of its readiness to make delivery of the PressMaster, which failure remains uncured ten (10) days after receipt by Seller of written notice thereof, Buyer shall be entitled to withhold all unpaid amounts and to seek the return of any amounts previously paid to Seller, and Buyer shall be under no further obligation to Seller hereunder. In the event of failure by Buyer to purchase the equipment in accordance with Section 2 hereof, other than as a result of Seller's default after receipt by Buyer of written notice thereof, Seller shall be entitled, at its option, to terminate this Agreement.

However, under these circumstances, all amounts previously paid by Buyer hereunder to the seller, will be used by the seller as liquidated damages to cover all costs associated with the establishment of the Buyers purchase order.

     9. MUTUAL REPRESENTATIONS. The individuals executing this Agreement on behalf of each of the parties hereto represents and warrants to the other party that he or she has full power and authority to act for and bind the party for whom he or she purports to act, and that this agreement has been authorized by all necessary corporate action, if applicable.

     10. MISCELLANEOUS. (a) This Agreement represents the entire agreement of the parties with respect to the subject matter hereof, and supersedes any prior written or oral expressions of parties with respect to such subject matter. This Agreement may be amended or modified only in writing signed by each of the parties hereto.

     (b) The goods herein described are to be manufactured in Canada and Europe and delivered to Europe. However, the parties agree that a contract resulting herefrom in the United States, shall be deemed a US contract and shall be construed in accordance with the Laws of Orange County, California, United States, other than principles of conflicts of Law.

Buyer hereby:
          (i) agrees that the courts of the Orange County, California, United States who shall have the exclusive jurisdiction to adjudicate any matter arising out of or as a result of this Agreement,

          (ii) consents to the jurisdiction of each such court,

          (iii) waives any objection it may have to the laying of venue of any such suit in such courts, and

          (iv) irrevocably designates the Director of the Orange County Department of Commerce as its agent in California, United States to receive service of any process in any such suit in the United States.

                              Sales Agreement
                          The Quantum Group, Inc.

     (c) The addresses of each of the parties for the purpose of any notice required or permitted to be given hereunder shall be as indicated following such parties signature, and Notice addresses may be changed by giving notice to the other party. Notices shall be effective upon delivery to the notice address by personal delivery, overnight express service, mail or facsimile transmission (with hard copy to follow by first class mail).

     IN WITNESS WHEREOF, the parties have caused this agreement to be executed by their duly authorized officers on the date and year first above written.

Seller > > > > > >                 The Quantum Group, Inc.
WITNESS:

/s/    Keith J. Fryer              BY /s/    Ehrenfried Liebich
                                             ------------------
       Keith J. Fryer              Ehrenfried Liebich
                                   President & CEO
                                   Notice address:
                                   14771 Myford Road
                                   Bldg., B,
                                   Tustin, CA 92780, USA
                                        Tel: (714) 508-1470
                                   Fax: (714) 508-1475

Buyer > > > > > >                  Fonds Concept GmbH + Co.
                                   Recycling KG

WITNESS:                                BY /s/   Johann Brendgens
Name:                              -------------------------
                                   Johann Brendgens
                                   Principal
                                   Notice Address:
                                   Hagschestr.30,47533 Kleve,
                                   Germany

                                   Tel:  49 2821 77510
Date: December 11th 1998           Fax: 49 2821 775111

                              Sales Agreement
                          The Quantum Group, Inc.

                   EQUIPMENT COSTS SUMMARY -- EXHIBIT "A"
                   --------------------------------------

Part A -- PressMaster 200 :                       Price DM:
---------------------------                       -----------
  sub section 1/.                                                Price DM :
  ---------------
  1/.     PressMaster 200 press
          one hydraulic twin-press
          (size of press plate 1400 x 3000 mm)
          one control panel & one hydraulic unit
          two press plates top/bottom
          two roll cases to feed the press                          288,840

  2/.     Blendmaster 100 complete with
          one hopper unit, one fill auger with
          variable speed drive and auto on/off
          one "big bag" support rack, one hopper
          system on mixer for EPDM and/or pigment,
          one mixing chamber tube/auger, one
          variable speed pump for polyurethane and
          one for water, one control panel computerized,
          for automatic/manual op's.                                150,288

  3/.     Sets of molds  :
  -----------------------
  a/      Pet Bed Mats (2 press sides) each
          made of 6 plates each 68.5 x 90 cm  )
  b/      Anti-Fatigue mat (2 press sides) each made
          of 6 plates each 68.5 x 90 cm  )                          074,580
  c/      Playground tile mats (2 press sides) (1)                  071,250
          each made of 6 plates 68.5 x 90 cm (2)                    070,050
          three sets (3) 3.8, 5.7, 8.2 cm thick (3)                 068,850
  d/      Livestock mats (2 press sides) each
          made of 3 plates 4' x 6'                                  066,900

subtotal   :                       DM                               790,758
-----------                        --                              --------
                              Sales Agreement
                          The Qauntum Group, Inc.

Bought in item :                                                 Price DM :
----------------                                                 ----------

sub total carried page 1/.                                        0,790,758
---------------------------                                      ----------
4/        Cleaning Tank :                                         0,039,708

  sub section 2/.
  ---------------

5/        FlockMaster machine :
          (1000 mm wide)                                          0,200,535

6/        ScreenMaster (glue) machine :                           0,055,500

7/        CureMaster :                                            0,044,355

  subtotal   :                                                    1,130,856

x 4 sets (with one set excluding FlockMaster) less (1) flockmaster set @ DM 200,535

Total Part A :                     DM                             4,322,889
--------------                     ---                            ---------

Part B -- C3000 granulator
--------------------------

C3000 granulator complete with
feed hopper and weigh scale as well as
retrofit parts

DM 750,00 net

  Total Part B :                   DM                             0,750,000
  --------------                   ---                            ---------

                              Sales Agreement
                          The Quantum Group, Inc.
  Bought in item :                                                Price DM
  ----------------                                                ---------

Part C -- Micromat Grizzly machine :
------------------------------------
1/        Micromat MS 1500                                        0,944,824
2/        Spare parts :                                           0,030,687

a/        With permanent magnet                                         -0-
b/        Suitable for belt convey
          width 400 mm                                                  -0-
3/        Set screen Hardox 14 mm                                 0,019,528
4/        Set of knives (104 pieces)                              0,022,133
5/        Set of Counterknives (6 pieces)                         0,014,135
6/        Belt Conveyor :
          Length approx. 4500 mm
          Width 400 mm
          kW 2.2 with antimagnetic part                           0,027,898

Total Part C :                     DM                             1,059,205
--------------                     ---                            ---------

                              Sales Agreement
                          The Quantum Group, Inc.

                                 SUMMARY :
                                 ----------

          Item :                                                   Sell DM:
          ------                                                   --------
Part A -- PressMaster 200 package :                               4,322,889

Part B -- C3000 granulator etc.                                   0,750,000

Part C -- Micromat Grizzly Machine                                1,059,205


Totals :                           DM                             6,132,094
--------                           ---                           ----------
Notes :
-------
1/        4 # PressMaster sets include 3 # Flock Master machines

2/        All supplied equipment is net of local taxes

4/        Payment per agreed payment plan .10

5/        Delivery and installation as follows :
          --------------------------------------
i/        C3000 granulator to be delivered and installed December 21st, 1998

ii/       Micromat grizzly machine, 1 # PressMaster and 1# FlockMaster to be delivered and installed  in April 1999

iii/      3 # PressMaster and 2 # FlockMaster to be delivered and installed
           October 1999

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